Exhibit 99.1

DSS Receives New York Stock Exchange Notice Regarding Late Form 10-Q Filing

Rochester, NY August 30, 2022 (GLOBE NEWSWIRE) – DSS, Inc. (NYSE American: DSS), a multinational company operating businesses within nine divisions and strategically acquiring and developing assets to enrich the value of its shareholders through calculated IPO spinoffs and a parametric share distribution strategy, today announced it received a notice (the “Notice”) stating that the Company is not in compliance with the NYSE American’s continued listing requirements under the timely filing criteria established in the NYSE American Company Guide. Under Section 1007 of the NYSE American Company Guide, the Company could be granted up to 12 months to cure the late filer deficiency. The initial six month period to regain compliance is automatic and the additional six months is only granted upon request by the Company and approval by the NYSE.

The Company had previously disclosed that it would not be able to timely file the Form 10-Q due to the circumstances described in the Form 12b-25 Notification of Late Filing filed with the SEC on August 16, 2022. The Company remained unable to file the Form 10-Q upon the August 22, 2022 extension date.

The Company is working to resolve the issues that have led to the delay in its Form 10-Q filing in order to be able to file the Form 10-Q as soon as practicable.

About DSS, Inc.

DSS is a multinational company operating businesses within nine divisions: Product Packaging, Biotechnology, Direct Marketing, Commercial Lending, Securities and Investment Management, Alternative Trading, Digital Transformation, Secure Living, and Alternative Energy. DSS strategically acquires and develops assets to enrich the value of its shareholders through calculated IPO spinoffs and a parametric share distribution strategy. Since 2019, under the guidance of new leadership, DSS has built the necessary foundation for achievable growth through the formation of a diversified portfolio of companies positioned to drive profitability in multiple high growth sectors. These companies offer innovative, flexible, and real-world solutions that not only provide mutual benefits for businesses and their customers, but also create sustainable value and opportunity for transformation.

For more information on DSS visit http://www.dssworld.com.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” in the prospectus and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations, and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

Investor Relations Contact:

Dave Gentry

RedChip Companies Inc.

1-800-RED-CHIP (733-2447)

Or 407-491-4498

DSS@redchip.com